Exhibit 4(e)

Form of Floating Rate Note

FLOATING RATE NOTE

REGISTERED	PRINCIPAL AMOUNT

No.	McDONALD’S CORPORATION

MEDIUM-TERM NOTE	CUSIP
(FLOATING RATE)

Due from One Year to 60 Years from Date of Issue

IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC, THIS NOTE IS A GLOBAL SECURITY AND THE FOLLOWING LEGEND IS APPLICABLE: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES REPRESENTED HEREBY IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “YIELD TO STATED MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

Issue Price:	%	Original Issue Date:

Initial Interest Rate:	%	Stated Maturity:

Specified Currency:

(Applicable only if other than U.S. dollars)

Option to Receive Payments in Specified Currency:        ☐ Yes ☐ No

(Applicable only if Specified Currency is other than U.S. dollars and if this Note is not a Book-Entry Note)

Method of Payment of Principal:

(Applicable only if other than immediately available funds)

Authorized Denominations:

(Applicable only if other than U.S. $1,000 and increments of U.S. $1,000 or if Specified Currency is other than U.S. dollars)

Base Rate:     ☐ CMS Rate ☐ CMT Rate ☐ Commercial Paper ☐ Compounded SOFR

☐ Eleventh District Cost of Funds Rate ☐ Federal Funds Rate

☐ Federal Funds OIS Compound Rate ☐ Prime Rate ☐ Treasury Rate

☐ Other (see attached)

If Base Rate is CMS Rate, specify Designated CMS Maturity Index:

If Base Rate is CMT Rate, specify:

Designated CMT Reuters Page:    Designated CMT Maturity Index:

If Base Rate is Compounded SOFR, specify Index Currency:

(Applicable only if other than U.S. Dollars)

Index Maturity:

Interest Reset Period: ☐ Daily ☐ Weekly ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

First Interest Reset Date:

Interest Reset Dates:

(Applicable if the Base Rate is the Federal Funds Rate or if the Interest Reset Period is semiannual or annual)

Interest Payment Dates:

Regular Record Dates:

(Applicable only if other that 15 calendar days preceding an Interest Payment Date)

Interest Accrual: ☐ Actual/Actual ☐ 30/360

(Applicable only if other than Actual/360 basis)

Spread Multiplier:	Spread (+/-):

Maximum Interest Rate:	Minimum Interest Rate:

Optional Redemption:

Optional Redemption Dates:

Redemption Prices:

☐	The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the initial Optional Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount; provided, however, that if this Note is an Original Issue Discount Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

☐	Other:

Sinking Fund:	Amortizing Note:
Sinking Fund Dates:	Amortization Schedule:
Sinking Fund Amounts:

Optional Repayment:	Original Issue Discount Note:
Optional Repayment Dates:	Total Amount of OID:
Optional Repayment Prices:	Yield to Stated Maturity:
Initial Accrual Period OID
Other Provisions:

McDONALD’S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, on the Stated Maturity shown above, the principal sum specified above (or so much thereof as shall then remain outstanding) in the currency specified above (the “Specified Currency”) and to pay interest on the principal sum outstanding from time to time in the Specified Currency at the Initial Interest Rate shown above from and including the Original Issue Date shown above until but excluding the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse hereof, until said principal amount is paid or duly provided for in accordance with the terms hereof. The interest so payable, and punctually paid or duly provided for, on each Interest Payment Date as specified on the face hereof shall, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest as specified on the face hereof, which, unless otherwise specified on the face hereof, shall be the date (whether or not a Business Day), 15 calendar days immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date.

For purposes of this Note, “Business Day” means (i) if the Base Rate is the CMS Rate or the CMT Rate, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities, (ii) if the Base Rate is the Compounded SOFR Rate, a day that is both (1) a day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”) and (2) a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities (a “U.S. Government Securities Business Day”), and (iii) if the Base Rate is a rate other than as identified in clauses (i) through (ii) (inclusive), a day that is a New York Business Day; provided that (x) with respect to non-U.S. dollar denominated notes (other than notes denominated in euro), the day is also a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (a “Principal Financial Center Business Day”) or (y) with respect to euro denominated notes, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open (a “TARGET2 Business Day”). “Principal Financial Center” means (A) the capital city of the country issuing the Specified Currency except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively; or (B) the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively.

The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company or the Paying Agent will (unless otherwise specified on the face hereof) arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Paying Agent not later than 15 calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than 15 calendar days prior to the applicable payment date. If the Company determines that the Specified Currency is not available to the Company for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars, until the Company determines that the Specified Currency is again available to the Company for making such payments.

If this Note is a Certificated Note, payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the applicable Regular Record Date, provided that, if the Holder hereof is the Holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Paying Agent and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified on the face hereof, the principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the Place of Payment. If this Note is a Global Security, beneficial owners of interest herein will be paid in accordance with DTC’s and its participants’ procedures in effect from time to time.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, McDonald’s Corporation has caused this Note to be signed in its corporate name by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or Treasurer manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

[SEAL]	McDONALD’S CORPORATION

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated herein provided for in the within mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Authenticating Agent

By:
Name:
Title:

MCDONALD’S CORPORATION

MEDIUM-TERM NOTE

(FLOATING RATE)

This Note is one of a single series of duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the “Debt Securities”) of a single series hereinafter specified, all issued or to be issued in one or more series under a Senior Debt Securities Indenture, dated as of October 19, 1996 (herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (formerly, First Union National Bank), as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various currencies, may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debt Security is one of the series designated on the face hereof, which may be issued without limitation as to aggregate principal amount. The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in a foreign currency will be determined by an agent designated by the Company, which initially shall be The Bank of New York Mellon Trust Company, N.A. (the “Paying Agent”), on the basis of the noon buying rate in The City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such currencies on the applicable trade dates.

“Maturity,” when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

Unless otherwise specified on the face hereof in the case of Notes represented by a Global Security, the authorized denominations of Notes denominated in U.S. dollars will be U.S. $1,000 and any larger amount that is a multiple of U.S. $1,000. The authorized denominations of Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

Each Note will be issued initially as either a Book-Entry Note or a Certificated Note.

If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Paying Agent based on the highest firm bid quotation in The City of New York expressed in U.S. dollars received by the Paying Agent at approximately 11:00 A.M., New York City time, on the second Business Day before the applicable payment date (or, if no such rate is quoted on such date, the Paying Agent will use the last date on which such rate was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (which may include the agents, their affiliates or the Paying Agent) selected by the Paying Agent and approved by the Company for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such U.S. dollar payments. If at least two such bid quotations are not available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company’s control, in which case payment will be made as described in the next paragraph.

If the Specified Currency is other than U.S. dollars and this Note is a Global Note, the Holder of a beneficial interest in this Global Note may elect to receive a payment or payments in the Specified Currency by notifying the DTC participant through which its Notes are held on or prior to the applicable Record Date of (1) the Holder’s election to receive all or a portion of the payment in the Specified Currency, and (2) wire transfer instructions to an account located outside of the United States. DTC must be notified of an election and wire transfer instructions (1) on or prior to the third New York Business Day after the Record Date for any payment of interest, and (2) on or prior to the tenth New York Business Day after the Record Date for any payment of principal. DTC will notify the Paying Agent of an election and wire transfer instructions (1) on or prior to 5:00 P.M. New York City time on the fifth New York Business Day after the Record Date for any payment of interest, and (2) on or prior to 5:00 P.M. New York City time on the twelfth New York Business Day after the Record Date for any payment of principal. If complete instructions are forwarded to DTC through DTC participants and by DTC to the Paying Agent on or prior to such dates, such Holder will receive payment in the Specified Currency outside of DTC; otherwise, only U.S. dollar payments will be made by the Paying Agent to DTC.

Except as set forth below, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or is no longer used by the government of the country issuing such currency (unless otherwise replaced by the euro) or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available to the Company or so used. The amount so payable in such foreign currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

If the principal of and any interest and premium, if any, on the Notes is payable in any Specified Currency other than U.S. dollars and (i) the country of which such Specified Currency has been a currency of legal tender for the payment of public and private debts (the “Currency Country”) becomes a Participating Member State (as defined below), then the Company may, solely at its option and without the consent of the Holders of such Notes or the need to amend the Indenture, on any Interest Payment Date after the date on which such country has become a Participating Member State has occurred, (such Interest Payment Date, a “Redenomination Date”), redenominate all of those Notes into euro upon the giving of not less than 30 days’ notice thereof in accordance with the terms of such Notes, which notice shall set forth the manner in which such redenomination shall be effected. If the Company elects to redenominate a tranche of Notes, the election to redenominate will have effect as follows:

1.	each denomination will be deemed to be denominated in such amount of euro as is equivalent to its denomination or the amount of interest in the Specified Currency at the Fixed Conversion Rate (as defined below) adopted by the Council of the European Union for the Specified Currency, rounded down to the nearest euro 0.01;

2.	after the Redenomination Date, all payments in respect of those Notes, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in those Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee, or at the option of the payee, by a euro cheque;

3.	if those Notes bear interest at a floating rate, the pricing supplement will specify any relevant changes to the provisions relating to interest; and

4.	such other changes shall be made to the terms of those Notes as we may decide, after consultation with the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in euro or to enable those Notes to be consolidated with other notes, whether or not originally denominated in the Specified Currency or euro. Any such other changes will not take effect until after they have been notified to the Holders.

The definitions of Business Day and Market Day that shall apply to the Notes for payments on or in respect thereof following any redenomination thereof and for all other purposes under the Notes and under the Indenture shall be (A) business day and market day definitions for fixed or floating rate (as applicable) euro-denominated debt obligations issued in the Euromarkets and held in international clearing systems which are consistent with existing or anticipated market practices as determined by the Company or (B) if no such Business Day and Market Day definitions are so determined, the definitions of Business Day and Market Day which applied to such Notes before redenomination or (C) if the Company would be unable to make payments on the Notes on the date that payment is expressed to be due if (B) above were to apply, such other business day and market day definitions as are determined by the Company.

“EMU” means Economic and Monetary Union as contemplated by the Treaty of Rome;

“euro” means the single or unified currency to be introduced in the Participating Member States, whether known as the euro or otherwise;

“Fixed Conversion Rate” with respect to any Specified Currency means the irrevocably fixed conversion rate between the euro and such Specified Currency adopted by the Council of the European Union according to Article 109 1(4) first sentence of the Treaty of Rome;

“Maastricht Treaty” means the treaty on European Union which was signed in Maastricht on February 1, 1992 and came into force on November 1, 1993;

“Participating Member State” means a member state of the European Union that adopts the euro in accordance with the Treaty of Rome; and

“Treaty of Rome” means the Treaty of Rome of March 25, 1957, as amended by various agreements, including the Treaty on European Union (1993), the Treaty of Amsterdam (1999), the Treaty of Nice (2003) and as further amended, from time to time.

The Company may, with the consent of the Trustee, and without the need to obtain the consent of the Holders of any Note, make any changes or additions to the terms of the Notes of a series which correct any manifest error or any ambiguity or correct or supplement any defective provisions described herein, and which changes or additions the Company and the Trustee believe are not materially prejudicial to the interests of the Holders of the Notes of such series. Any such change or addition shall be binding on the Company, the Holders of the Notes of such series, the Trustee, the Paying Agents and any other agent of the Company. Any such change or addition shall be considered to be made by operation of the terms of the relevant Notes. The Company shall promptly give notice of any such change or addition.

Except as provided in the Note or in the Pricing Supplement with respect to the redenomination of the Notes into euro, the occurrence or non-occurrence of an EMU Event (as defined below) or the entry into force of any law, regulation, directive or order requiring redenomination to be undertaken on terms different than those described herein, will not have the effect of altering any term of, or discharging or excusing performance under, the Indenture or Notes, nor give the Company, the Trustee or the Holder of such Notes, the right unilaterally to alter or terminate the Indenture or Notes or give rise to any Event of Default or otherwise be the basis for any acceleration, early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms of the Indenture or Notes. The occurrence or non-occurrence of an EMU Event will be considered to occur automatically pursuant to the terms of the Notes. For purposes hereof, “EMU Event” means any event associated with EMU in the European Union, including, without limitation, each (and any combination) of (i) the fixing of exchange rates between the currency of a Participating Member State and the euro or between the currencies of Participating Members States; (ii) the introduction of the euro as lawful currency in a Participating Member State; (iii) the withdrawal from legal tender of any currency that, before the introduction of the euro, was lawful currency in any of the Participating Member States; or (iv) the disappearance or replacement of a relevant rate option or other price source for the national currency of any participating Member State, or the failure of the agreed price or rate sponsor (or a successor sponsor) or screen provider to publish or display the required information.

If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part in accordance with the procedures set forth in the Indenture, on the date or dates designated as the Optional Redemption Date(s) on the face hereof, at the Redemption Price(s) specified on the face hereof declining from a specified premium, if any, to par, together with accrued interest to the Optional Redemption Date. The Company may exercise such option by causing the Trustee or the Paying Agent to mail a notice of such redemption at least 10 but not more than 45 days prior to the applicable Optional Redemption Date. Any such redemption of this Note may, at the Company’s option, be subject to one or more conditions precedent. Any related written notice of redemption shall describe the conditions precedent and, at the Company’s option, shall indicate that the Optional Redemption Date may be delayed or the written notice rescinded if all such conditions precedent shall not have been satisfied or waived. The Company shall be solely responsible for determining whether any such conditions precedent have been satisfied or waived and in the event of any delay or rescission of redemption, written notice shall be provided by the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so specified on the face hereof, this Note will be repayable prior to its Stated Maturity at the option of the Holder on the Optional Repayment Date(s) shown on the face hereof at the Optional Repayment Price(s) shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled “Option to Elect Repayment” duly completed; or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled “Option to Elect Repayment” duly completed will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with the form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be canceled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund. Any such sinking fund shall be administered in accordance with the terms specified on the face hereof and otherwise as set forth in the Indenture.

Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the Optional Redemption Date or the Optional Repayment Date, as the case may be. The “Amortized Face Amount” of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Stated Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note, if it is an Original Issue Discount Note, exceed its principal amount.

This Note will bear interest from its Original Issue Date to the first Interest Reset Date (as specified on the face hereof) at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate or Rates specified on the face hereof, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

As specified on the face hereof, this Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period (“Maximum Interest Rate”) and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”). In addition to any Maximum Interest Rate that may be specified on the face hereof, the interest rate will in no event be higher than the maximum rate permitted by Illinois law, as the same may be modified by United States law of general application.

The interest rate hereon will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Reset Period,” and the first day of each Interest Reset Period being an “Interest Reset Date”). Unless otherwise specified on the face hereof, the Interest Reset Dates will be: if this Note resets daily, each Business Day; if this Note (unless this Note is a Treasury Rate Note) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as described in the following paragraph); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of one month of each year specified on the face hereof. If an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is Compounded SOFR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable “Interest Determination Date,” as follows unless specified otherwise on the face hereof: if the Base Rate is the CMS Rate, CMT Rate, Commercial Paper Rate or Prime Rate, the second Business Day preceding each Interest Reset Date; if the Base Rate is Compounded SOFR, the second U.S. Government Securities Business Day preceding each Interest Payment Date; if the Base Rate is the Federal Funds Rate, the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date, as specified on the face hereof; if the Base Rate is the Federal Funds OIS Compound Rate, the same day as each Interest Reset Date; if the Base Rate is the Eleventh District Cost of Funds Rate, the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “Determination of Eleventh District Cost of Funds Rate”; and if the Base Rate is the Treasury Rate, the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, having the Index Maturity specified on the face hereof are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is not held on Monday or Tuesday of the week in which the Interest Reset Date falls and an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction). If interest on this Note is determined by reference to two or more Base Rates, the Interest Determination Date will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date on which each interest rate basis is determinable. Each Base Rate will be determined and compared on that date, and the applicable interest rate will take effect on the related Interest Reset Date.

Unless otherwise specified on the face hereof, the interest payable hereon on each Interest Payment Date shall be the accrued interest from and including the Original Issue Date (or from and including the last date to which interest has been paid or duly provided for) to but excluding such Interest Payment Date or Stated Maturity, as the case may be. Except as specified otherwise on the face hereof, this Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case from the period from the Issue Date to the date of Stated Maturity. If no day count convention is specified on the face hereof, interest on this Note will be paid on an “Actual/360” basis. If interest on this Note is calculated on an Actual/360 basis or an Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by (i) multiplying: (1) the face amount of this Note, (2) the applicable interest rate, and (3) the actual number of days in the related Interest Calculation Period, and (ii) dividing the resulting product by 360 or 365, as applicable; or if the interest on this Note is calculated on an Actual/Actual basis, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of: (x) the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, or (y) the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365. If interest on this Note is calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in the Interest Calculation Period. Unless specified otherwise on the face hereof, if interest on this Note accrues on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Stated Maturity, as the case may be. “Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Original Issue Date in the case of the first Interest Reset Date) to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated. Unless specified otherwise on the face hereof, if interest on this Note is calculated with reference to two or more Base Rates, that interest will be calculated in the same manner as if only one of the applicable Base Rates applied. Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest hereof will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

Unless otherwise specified on the face hereof and except as provided below, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of one month of each year specified on the face hereof (each such day being an “Interest Payment Date”) and, in each case, at Stated Maturity. If an Interest Payment Date (other than at Stated Maturity) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is Compounded SOFR and such Business Day would fall in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

If the Stated Maturity of this Note falls on a day that is not a Business Day, the required payment of principal, premium (if any) and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after Stated Maturity to the date of such payment on the next succeeding Business Day.

The Company has appointed and entered into an agreement with an agent who is identified on the face hereof (the “Calculation Agent”) to calculate the interest rate on this Note. At the request of the Holder hereof, the Calculation Agent will provide to such Holder the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

Unless specified otherwise on the face hereof, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date, will be the earlier of: (i) the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be. The Trustee shall have no responsibility or liability for calculations made by the Calculation Agent (or the Company, if there is no Calculation Agent) and shall be entitled to conclusively rely on the accuracy of such calculations.

As used herein, the term “Agents” means the Agents (including temporary Agents) who are party from time to time to the Distribution Agreement dated September 28, 2009, as amended, among the Company and the entities named therein as “Agents.”

Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

Determination of CMS Rate

If the Base Rate specified on the face hereof is the CMS Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMS Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “CMS Rate” for each Interest Reset Period shall be the rate on the applicable Interest Determination Date for U.S. dollar swaps having the Designated CMS Maturity Index specified on the face hereof, expressed as a percentage, which appears on the Reuters Screen ICESWAP1 Page or any Successor Source as of 11:00 a.m., New York City time.

The following procedures will be followed if the CMS Rate cannot be determined as described in the previous paragraph:

(1)	If the rate referred to above is no longer published on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMS Rate on the applicable Interest Determination Date will be a percentage determined on the basis of the mid-market semiannual swap rate quotations provided by five leading swap dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in the New York City interbank market selected by the Calculation Agent (after consultation with the Company) as of approximately 11:00 a.m., New York City time on the related Interest Determination Date. For this purpose, the semiannual swap rate means the mean of the bid and offered rates for the semiannual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction having the Designated CMS Maturity Index specified on the face hereof in an amount that is representative for a single transaction in that market at the time with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-SOFR-ICE with a designated stated maturity of three months. The Calculation Agent will request the principal New York City office of each of the swap dealers to provide a quotation of this rate. If at least three quotations are provided, the rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

(2)	If fewer than three swap dealers selected by the Calculation Agent are quoting as referred to in clause (1) above, the CMS Rate will be the rate in effect on the applicable Interest Determination Date.

“Designated CMS Maturity Index” means the original period to stated maturity of the CMS Rate specified on the face hereof with respect to which the CMS Rate will be calculated.

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

Determination of CMT Rate

If the Base Rate specified on the face hereof is the CMT Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “CMT Rate” for each Interest Reset Period shall be the rate on the applicable Interest Determination Date published by the Federal Reserve System Board of Governors as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified on the face hereof is FRBCMT or any Successor Source; and

•	the weekly or monthly average on Reuters Page FEDCMT, for the week that ends immediately preceding the week in which the related Interest Determination Date occurs, or the month in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified on the face hereof is FEDCMT or any Successor Source.

The following procedures will be followed if the CMT rate cannot be determined as described in the previous paragraph:

(1)	If the above rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines (after consultation with the Company) to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

(2)	If the information described in clause (1) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as a yield to stated maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in New York City selected by the Calculation Agent (after consultation with the Company) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original stated maturity equal to the Designated CMT Maturity Index specified on the face hereof, a remaining term to stated maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original stated maturity as described above have remaining terms to stated maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to stated maturity will be used.

(3)	If the Calculation Agent cannot obtain three Treasury notes quotations as described in clause (2) above, the Calculation Agent will determine the CMT Rate to be a yield to stated maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in clause (2) above, for Treasury notes with an original stated maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to stated maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

(4)	If fewer than five but more than two of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

(5)	If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Maturity Index” means the original period to stated maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified on the face hereof with respect to which the CMT Rate will be calculated. If no stated maturity is specified on the face hereof, the Designated CMT Maturity Index will be two years.

“Designated CMT Reuters Page” means the Reuters Page specified on the face hereof with respect to which the CMT Rate will be calculated.

Determination of Commercial Paper Rate

If the Base Rate specified on the face hereof is the Commercial Paper Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “Commercial Paper Rate” for each Interest Reset Period shall be the rate on the applicable Interest Determination Date equal to the Money Market Yield, as defined below, of the rate for commercial paper having the Index Maturity specified on the face hereof published in the H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described in the previous paragraph:

(1)	If the rate referred to above is not published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, as of the applicable Interest Determination Date of three leading dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of U.S. dollar commercial paper in The City of New York, selected by the Calculation Agent (after consultation with the Company) for U.S. dollar commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency.

(2)	If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (1) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15 or any Successor Source.

“Money Market Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D X 360	x 100
360 - (D x M)

where:

“D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of Compounded SOFR Rate

If the Base Rate specified on the face hereof is the Compounded SOFR Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Compounded SOFR Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “Compounded SOFR Rate” for each Interest Reset Period shall be the rate on the applicable Interest Determination Date computed in accordance with the following formula:

(	SOFR IndexEnd	-1) x	(360)
	SOFR IndexStart		dc

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Interest Payment Date relating to such interest period; and

“dc” is the number of calendar days in the relevant Observation Period.

“SOFR Index,” with respect to any U.S. Government Securities Business Day, means:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)	if a SOFR Index value specified in (1) above does not so appear at the SOFR Determination Time, then: (a) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below; or (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of SOFR Benchmark Transition Event” provisions below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or the website of a successor administrator of SOFR.

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period.

The SOFR Index, which the Federal Reserve Bank of New York started publishing on March 2, 2020, measures the cumulative impact of compounding the SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the SOFR.

SOFR Index Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of SOFR Benchmark Transition Event

If the Company (or its designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or its designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company (or its designee) pursuant to this “Effect of SOFR Benchmark Transition Event” subsection, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

Certain Defined Terms. As used in this “Determination of Compounded SOFR Rate” subsection:

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Company (or its designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Spread specified on the face hereof and shall be applied to the Benchmark Replacement to determine the interest payable on such Compounded SOFR Notes, provided that the Trustee shall have no responsibility or liability for calculations made pursuant to this definition and shall be entitled to rely conclusively on the accuracy of such calculations.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that the Company (or its designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to “Benchmark” also include any reference rate underlying such Benchmark.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of Eleventh District Cost of Funds Rate

If the Base Rate specified on the face hereof is the Eleventh District Cost of Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “Eleventh District Cost of Funds Rate” for each Interest Reset Period shall be the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 a.m., San Francisco time, on the applicable Interest Determination Date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described in the previous paragraph:

(1)	If the rate referred to above is no longer published on the relevant page, or if not published by 11:00 a.m., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date.

(2)	If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in clause (1) on or before the related Calculation Date for the calendar month immediately preceding the applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

Determination of Federal Funds Rate

If the Base Rate specified on the face hereof is the Federal Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “Federal Funds Rate” for each Interest Reset Period shall be the rate with respect to the applicable Interest Determination Date as set forth in the H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.”

The following procedures will be followed if the Federal Funds Rate cannot be determined as described in the previous paragraph:

(1)	If the rate referred to above is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of New York, selected by the Calculation Agent (after consultation with the Company), as of a time before 9:00 a.m., New York City time on the applicable Interest Determination Date.

(2)	If fewer than three brokers so selected by the Calculation Agent are not quoting as referred to in clause (1) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

Determination of Federal Funds OIS Compound Rate

If the Base Rate specified on the face hereof is the Federal Funds OIS Compound Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds OIS Compound Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “Federal Funds OIS Compound Rate” on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

“d0” is the number of New York Banking Days in the relevant Interest Reset Period;

“i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in the H.15 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, that (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in the H.15 Daily Update by 5:00 p.m., New York City time, on the related day, FEDFUNDi for that day will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) of U.S. dollar federal funds transactions in The City of New York, selected by the Calculation Agent (after consultation with the Company) as of a time before 9:00 a.m., New York City time on the applicable day; (2) if the brokers so selected by the Calculation Agent are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day; and (3) if the rate is not displayed on Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date;

“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

“d” is the number of calendar days in the relevant Interest Reset Period.

“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

Determination of Prime Rate

If the Base Rate specified on the face hereof is the Prime Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and any Spread and/or Spread Multiplier, if any, specified on the face hereof. The “Prime Rate” for each Interest Reset Period shall be the rate on the applicable Interest Determination Date set forth in the H.15 Daily Update opposite the caption “Bank prime loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described in the previous paragraph:

(1)	If the rate referred to above is not so published by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by at least four banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) that appear on the Reuters Page US PRIME 1, as defined below, as the particular bank’s prime rate or base lending rate, as of 11:00 a.m. New York City time, for the applicable Interest Determination Date.

(2)	If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by three major banks (which may include one or more of the Agents, the Calculation Agent or their respective affiliates) in New York City, selected by the Calculation Agent (after consultation with the Company), as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

(3)	If the banks selected by the Calculation Agent are not quoting as described in clause (2) above, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on the applicable Interest Determination Date.

“Reuters Page US PRIME 1” means the display designated as the “US PRIME 1” page on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Determination of Treasury Rate

If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The “Treasury Rate” for each Interest Reset Period will be the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.”

The following procedures will be followed if the Treasury Rate cannot be determined as described in the previous paragraph:

(1)	If the rate referred to above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(2)	If the rate described in clause (1) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement set forth in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills (secondary market).”

(3)	If the rate described in clause (2) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills (secondary market).”

(4)	If the rate described in clause (3) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers (which may include one or more of the Agents, the Calculation Agent or their respective affiliates), selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining stated maturity closest to the Index Maturity specified on the face hereof.

(5)	If the dealers selected by the Calculation Agent are not quoting as described in clause (4) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means, in respect of any security with a stated maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	x 100
360 – (D x M)

where:

“D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

“N” refers to 365 or 366, as the case may be; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

If this Note is a Global Security, ownership of beneficial interests herein will be limited to participants in DTC or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by DTC (and with respect to interests of participants in DTC) and by participants in DTC or persons that may hold interests through such participants (with respect to persons other than participants in DTC).

If this Note is a Global Security, this Note is exchangeable only if (x) DTC notifies the Company that it is unwilling or unable to continue as depositary for this Note or if at any time DTC ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor depositary within 90 days after the Company receives such notice or becomes aware that DTC is no longer in good standing; or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Security) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Debt Security register of the Company, upon surrender of this Note for registration of transfer at the offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of the Indenture, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing with respect to the Notes, the unpaid principal amount of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding (as defined in the Indenture) to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon (except as provided herein with respect to the unavailability or replacement of an interest rate benchmark), or reduce the principal amount or premium if any, thereon, or make the principal thereof, or premium if any, or interest, if any, thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Debt Security so affected or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of maturity thereof, or (ii) reduce the aforesaid percentage of Debt Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or upon any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin and currency, herein prescribed.

No recourse shall be made for the payment of the principal of or the interest on this Note or for any claim based herein or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -
Custodian Under Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties	(Cust) (Minor)

(State)
JT ENT - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the “Optional Repayment Date” first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:

____________________________________________________________

____________________________________________________________

(Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Registrar at The Bank of New York Mellon Trust Company, N.A., 111 Sanders Creek Parkway, East Syracuse, New York 13057, Attention: Corporate Trust Administration.

Dated:
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee:

Please Print or Typewrite Name and Address of Assignee:

________________________________________________________________

the within Instrument of McDONALD’S CORPORATION and all rights thereunder, hereby does irrevocably constitute and appoint

________________________________________________________________Attorney

to transfer such Note on the books of McDONALD’S CORPORATION with full power of substitution in the premises.

Dated:
Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.